                                   EXHIBIT 11


                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      Three Months Ended
                                                               --------------------------------
                                                               September 30,      September 30,
                                                                   1995               1994
                                                               -------------      -------------
Net income                                                        $ 3,747            $ 1,978
                                                                  =======            =======


Primary net income per common
   and common equivalent share                                    $   .14            $   .08
                                                                  =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
   and common equivalent share                                     26,930             24,243
                                                                  =======            =======




Fully diluted net income per
   common and common equivalent
   share                                                          $   .14            $   .08
                                                                  =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                     27,215             24,745
                                                                  =======            =======

                                   EXHIBIT 11



                      FRESENIUS USA, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      Nine Months Ended
                                                               --------------------------------
                                                               September 30,      September 30,
                                                                   1995               1994
                                                               -------------      -------------
Net income                                                        $10,538            $ 5,034
                                                                  =======            =======


Primary net income per common
   and common equivalent share                                    $   .40            $   .23
                                                                  =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute
   primary net income per common
   and common equivalent share                                     26,271             21,937
                                                                  =======            =======




Fully diluted net income per
   common and common equivalent
   share                                                          $   .39            $   .22
                                                                  =======            =======

Weighted average number of shares
   of common stock and common stock
   equivalents used to compute fully
   diluted net income per common
   and common equivalent share                                     27,148             22,678
                                                                  =======            =======